CONTRACT

Customer:  BCAM International, Inc.

Date: January 21, 1997

Term of Contract:  One Year

Contract Begins:  February 1, 1997

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The undersigned, acting on behalf of BCAM International, Inc. ("the customer"), hereby contracts with R.J. Falkner & Company, Inc. for a period of not less than one year, for the provision of consulting services to include, but not be limited to the following:

(1) The preparation of at least two "Research Profile" reports during the next twelve months;

(2) Distribution of such reports to over 8,000 retail brokers and 2,300+ money managers in the U.S., Canada and Europe;

(3) Exposure of Research Profile reports to high-net-worth individual investors via StreetNet, an Internet investor information service affiliated with BUYSIDE magazine;

(4) Distribution of news releases and other shareholder communiques to the brokerage community, institutional and individual investors, and research analysts; and

(5) Telephone and personal meetings between R. Jerry Falkner, CFA and investor groups, regional/national brokerage firms, and/or institutional investors, when appropriate, in order to stimulate interest in the customer's common stock within the investment community.

A cash retainer fee will be paid to R.J. Falkner & Company, Inc. at the rate of $1,500 per month in advance. In addition to such monthly retainer, the customer will be invoiced for reimbursement of expenses directly incurred in the provision of these services on a monthly basis. Such expenses will primarily involve publishing, printing and postage costs related to the distribution of "Research Profile" reports and shareholder communiques; telephone calls placed on the customer's behalf; and travel expenses required to visit the customer and/or for trips to visit brokerage firms/investor groups/institutions on behalf of the customer (such trip expenses are pro-rated among several customers). Such reimbursable expenses shall not exceed $500 per month, except in those months (twice each year) when "Research Profile" reports are printed and distributed to the investment community on the customer's behalf. Documentation of all reimbursable expenses will be provided on each monthly invoice, and the customer agrees to reimburse R.J. Falkner & Company, Inc. for such expenses within 30 days following receipt of such invoices.

In addition to the cash compensation outlined above, Mr. Falkner will be granted a ten-year option to purchase 45,000 shares of BCAM International's common stock, with such option to be issued no later than February 15, 1997. The exercise price on the option will be equivalent to the closing market price of BCAM's common stock on the date of option issuance.

This contract may be canceled by the Customer after twelve months upon written notice to be received by R.J. Falkner & Company within a ten-day period ending February 1, 1998. If such notice is not forthcoming, the services of R.J. Falkner & Company, Inc. will continue on a month-to-month basis. At any time after completion of the initial one-year term of the contract's starting date, either party may cancel the services of R.J. Falkner & Company, Inc. upon 60 days' written notice. If the customer chooses to terminate the services of R.J. Falkner & Company, Inc. all advance retainer fees for the months remaining in the initial twelve-month term of the contract, plus any unreimbursed expenses.

In the event of dispute, the prevailing party will be entitled to recover its costs, including reasonable attorney's fees.

The parties acknowledge that this contract is entered into in the State of Colorado and that performance of the contract will be accomplished within the states of Colorado and Texas.

Signed


\s\ Michael Strauss
-------------------
Michael Strauss
Chief Executive Officer
BCAM International, Inc.


\s\ R. Jerry Falkner
--------------------
R. Jerry Falkner, CFA
President
R.J. Falkner & Company, Inc.

Date: 1/21/97

Note: Please retain one original copy of this contract for your records, and return one original copy to R.J. Falkner & Company, Inc.